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                                                                   EXHIBIT 10(b)







                            EXECUTIVE INCENTIVE PLAN

                                       OF

                            UNION PACIFIC CORPORATION

                                AND SUBSIDIARIES


                                   ----------


                            EFFECTIVE JANUARY 1, 1971

                    AMENDED AND RESTATED AS OF APRIL 15, 1988
                            AMENDED OCTOBER 26, 1989
                           AMENDED SEPTEMBER 24, 1992
                           AMENDED SEPTEMBER 30, 1993
                             AMENDED APRIL 21, 1995
                             AMENDED APRIL 27, 1995
                            AMENDED NOVEMBER 16, 2000
                              AMENDED MAY 31, 2001



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              EXECUTIVE INCENTIVE PLAN OF UNION PACIFIC CORPORATION
                                AND SUBSIDIARIES

                            EFFECTIVE JANUARY 1, 1971


                    AMENDED AND RESTATED AS OF APRIL 15, 1988
                            AMENDED OCTOBER 26, 1989
                           AMENDED SEPTEMBER 24, 1992
                           AMENDED SEPTEMBER 30, 1993
                             AMENDED APRIL 21, 1995
                             AMENDED APRIL 27, 1995
                            AMENDED NOVEMBER 16, 2000
                              AMENDED MAY 31, 2001

                                 PURPOSE OF PLAN

The purpose of this Plan is to promote the success of Union Pacific Corporation and Subsidiaries by providing additional compensation for services rendered during any year by key executives who contribute in a significant manner to the operations and business of the Company and such Subsidiaries.


                                 1. DEFINITIONS

Section 1.01 The following terms shall have the following meanings:

"ACCOUNTHOLDER" means any person who has received a Deferred Award.

"BENEFICIARY" means any person or persons designated in writing by an Accountholder to the Committee on a form prescribed by it for that purpose, which designation shall be revocable at any time by the Accountholder prior to his death, provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Accountholder, payments or distributions shall be made to the Accountholder's estate and provided further that no payment or distribution shall be made during the lifetime of the Accountholder to his Beneficiary.

"BOARD" means the Board of Directors of the Company.

"BUSINESS DAY" means any day other than a Saturday or Sunday or other day on which the New York Stock Exchange is authorized or obligated to be closed.

"CODE" means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

"COMMITTEE" means the Committee provided for in Section 2.01.



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"COMPANY" means Union Pacific Corporation, a Utah corporation, or any successor corporation.

"COMPANY STOCK" means Common Stock, $2.50 par value per share, of the Company.

"DEFERRED AWARD" means an award under the Plan which an Executive to whom the award is made shall have elected to defer until after Termination, in accordance with Section 4.01 or, for awards made with respect to Years beginning with 1982 through 2000, the earlier of either (i) a date or dates certain in any year prior to Termination (but in no event more often than once in each such year or years), or (ii) after Termination, in accordance with Section 4.01 as in effect prior to May 31, 2001 or, for awards with respect to Years beginning with 2001, the earlier of either (i) a date certain in any year prior to Termination or
(ii) after Termination, in accordance with Section 4.01 and which until paid shall, subject to paragraph (1) of Section 7.01, be represented by Investment Accounts maintained for such Executive in accordance with Section 5.01.

"DISTRIBUTION DATE" means the date or dates on which an Executive elects to have a Deferred Award paid pursuant to his election under Section 4.01, including any election under Section 4.01 as in effect prior to May 31, 2001.

"EXECUTIVE" means any person who was a regular employee of the Company or a Subsidiary (including directors who are also such employees) for all or part of the Year in respect of which awards are made under the Plan and who, in the judgment of the Committee, contributed in a significant manner to the operations and business of the Company or a Subsidiary for such Year.

"IMMEDIATE CASH AWARD" means an award under the Plan payable in cash pursuant to
Section 4.03 as promptly as practicable after the close of the Year for which the award is made or, in the sole discretion of the Committee, in December of the year for which the award is made.

"INCENTIVE RESERVE ACCOUNT" means the account established by the Company pursuant to Section 3.01.

"INVESTMENT ACCOUNT" means one of the accounts established by the Company pursuant to Section 5.01.

"PLAN" means this Executive Incentive Plan as amended from time to time.

"SUBSIDIARY" means any corporation of which the Company owns directly or indirectly at least a majority of the outstanding shares of voting stock and which by action of its board of directors has adopted the Plan.

"TERMINATION" means termination of employment with the Company and its Subsidiaries, for any reason, including retirement and death.



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"VALUATION DATE" means each Business Day or any other date on which the
Committee determines that a valuation of Investment Accounts shall be made.

"YEAR" means a calendar year.


                          2. ADMINISTRATION OF THE PLAN

Section 2.01. The Plan shall be administered by a Committee which shall consist of at least three members designated by the Board to serve at its pleasure. Such members shall be members of the Board and shall not be officers or employees of the Company or any Subsidiary. The Committee shall determine the Executives to whom awards are granted under the Plan and the amounts of awards payable to such Executives out of the Incentive Reserve Account, and shall otherwise be responsible for the administration and interpretation of the Plan. The Committee shall supervise and be responsible for the maintenance of the various accounts under the Plan and for determining the amounts and, subject to Sections 4.03 and 6.01, the times of payments or distributions of awards. The Committee may delegate its authority under the Plan to the Senior Vice President-Human Resources of the Company to administer the Plan and may grant authority to such person to execute agreements or other documents relating to the administration of the Plan as such person deems necessary or appropriate. In addition, the Senior Vice President-Human Resources of the Company may make (a) all technical, administrative, regulatory and compliance amendments to the Plan and (b) any other amendment to the Plan that will not significantly increase the cost of the Plan to the Company as such person deems necessary or appropriate. All determinations of the Committee shall be by a majority of its members, and its determinations shall be final. Each member of the Committee, while serving as such, shall be considered to be acting in his capacity as a Director of the Company.


                          3. INCENTIVE RESERVE ACCOUNT

Section 3.01. The Company shall establish an Incentive Reserve Account to which amounts available for awards to Executives shall be credited and which shall be debited as such awards are made by the Committee. The Board may cause to be credited to such Incentive Reserve Account such amount for each Year, beginning with 1983 during which the Plan remains in effect as it, in its discretion, may determine provided that the amount so credited for any Year shall not exceed the following limitation:

         The maximum amount that may be credited to the Incentive Reserve Account for any Year is 1.5% of Net Income for such Year when the Return on Average Annual Total Stockholders' Equity is 10.0% and is 3.0% of Net Income for such Year when the Return on Average Annual Total Stockholders' Equity is 12.0% or more. At intermediate levels of Return on Average Annual Total Stockholders' Equity (between 10.0% and 12.0%), the maximum percentage of Net Income that may be credited to the Incentive Reserve Account for such Year shall increase 0.075% for each incremental 0.1% increase in the Return on Average Annual Total Stockholders' Equity. Net Income is the consolidated net earnings from



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         continuing operations of the Company (before extraordinary items)
         determined in conformity with generally accepted accounting principles before giving effect to provisions for amounts to be credited to the Incentive Reserve Account for such year. Average Annual Total Stockholders' Equity is calculated as the average of (i) total stockholders' equity, including preferred stock, as shown on the consolidated financial statements of the Company at the beginning of each year and (ii) total stockholders' equity, including preferred stock, as shown on the consolidated financial statements of the Company at the end of such year, adjusted in the case of clause (ii) to include income from continuing operations before extraordinary items (determined in conformity with generally accepted accounting principles) and amounts to be credited to the Incentive Reserve Account under the Plan for such year.

The amount of Net Income and the percentage Return on Average Annual Total Stockholders Equity shall be computed and reported to the Board and the Committee at the end of each Year by the Company. The Committee shall obtain a report from the Company's independent certified public accountants stating that the computation of the amount credited to the Incentive Reserve Account at the end of the Plan Year was made in accordance with the provisions of the Plan and their report shall be final and binding. Any amounts credited to the Incentive Reserve Account which are not awarded with respect to such Year may, on direction of the Committee, be awarded in future Years during which the Plan remains in effect.


                            4. AWARDS UNDER THE PLAN

Section 4.01. Prior to September 30 of each Year, beginning with 2001, an Executive shall file with the Committee an election on a form prescribed by the Committee for such purpose specifying the percent in multiples of 1% of any award which may be granted to him with respect to such Year to be in the form of an Immediate Cash Award or a Deferred Award in one or more Investment Accounts.

An Accountholder, whether or not currently employed by the Company or a Subsidiary, may elect to convert the value of his account, if any, in any Investment Account to equivalent value accounts in any other Investment Accounts as of a Valuation Date, provided that the Committee has received such notice of the conversion as the Committee may require, and provided further that, unless the Committee shall in its sole discretion determine otherwise, an Accountholder may make conversions only in such amounts and at such times as are allowable for changes in investment elections under the terms of the Union Pacific Corporation Thrift Plan. The Committee shall cause such conversions to be effected by transferring equivalent amounts from the one such account to the other, all as of such Valuation Date.

In addition, for awards made with respect to Years beginning with 2001, an Executive may also specify on a form prescribed by the Committee for such purpose whether he wishes payment of Deferred Awards to be made on the earlier of either (i) a date certain in any year prior to Termination, such payment to be in full in cash on such date, or (ii) upon Termination in



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accordance with the provisions of Sections 6.01 through 6.04. For Deferred
Awards deferred until Termination, the Executive shall select one of the payment methods outlined in Section 6.01 at the time an election is made.

An election made as to the date for the payment of a Deferred Award shall be subject to change by such Executive before September 30 of any Year on a form prescribed by the Committee for such purpose with respect to any awards made for such Year. An Executive may change the payment method for a Deferred Award deferred until Termination pursuant to Section 6.01 at any time provided, however, that the change in payment method is made at least six (6) months prior to the effective date of Termination and in the tax year prior to the effective date of Termination.

Designation or election shall not entitle an Executive to any award for any Year but the form of award, if any, for any Year to such Executive shall be in accordance with such election. If an Executive has not been so designated as eligible for Deferred Awards, or an election for Deferred Awards is not in effect for him, any award granted to him for any Year shall be in the form of an Immediate Cash Award.

Section 4.02. For awards deferred to a date or dates certain, an Executive may make an election to extend a Distribution Date (a "Redeferral Election") for all or a portion of an award to a future date certain in any year prior to Termination or until Termination or a combination thereof. For Redeferral Elections to a future date certain to be effective, the Committee shall receive the Redeferral Election at least six (6) months prior to the date on which the Deferred Award is payable and in the tax year prior to the Year in which the Deferred Award is payable. For Redeferral Elections to Termination to be effective, the Committee shall receive the Redeferral Election the earlier of at least six (6) months prior to the effective date of Termination or six (6) months prior to the date on which the Deferred Award is payable and in the earlier of the tax year prior to the effective date of Termination or the tax year prior to the Year in which the Deferred Award is payable. The date of the redeferral, whether a future date certain or Termination, shall not be earlier than the Distribution Date previously selected by the Executive.

All Redeferral Elections must be made in writing on such forms and pursuant to such rules as the Committee may prescribe. For awards redeferred until Termination, the Executive shall select one of the payment methods outlined in
Section 6.01 at the time a Redeferral Election is made.

Section 4.03. As soon as practicable after the close of each Year, or in December of any Year if so determined by the Committee, beginning with 1971, the Committee may grant awards payable out of the Incentive Reserve Account to such Executives in such dollar amounts as it in its sole discretion shall determine, subject to Section 4.03, and the amount of each such award shall be debited to the Incentive Reserve Account. Except to the extent that Deferred Awards are elected pursuant to Section 4.01, any award under the Plan granted to an Executive for any Year shall be paid to him or to his Beneficiary in a lump sum in cash as promptly as practicable after such award is granted.

Section 4.04. No Covered Executive shall receive an award for any Year in excess of (i) .25% of Covered Income for such Year, in the case of the Chief Executive Officer of the Company, and



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(ii) .15% of Covered Income for such Year, in the case of any other Covered
Executive. Covered Executive means an Executive whose compensation is subject to the limitations on deductibility set forth in Section 162(m) of the Code. Covered Income for a Year is the greater of (a) the consolidated net earnings from continuing operations of the Company for such Year, before extraordinary items, special charges and the cumulative effect of accounting changes, determined in accordance with generally accepted accounting principles, and (b) such net earnings for the first eleven months of such Year.


                               5. DEFERRED AWARDS

Section 5.01. The Company shall from time to time establish on its books one or more Investment Accounts. In the case of each Executive, if and when a Deferred Award is granted to him, the Committee shall credit to an account maintained for him in one or more Investment Accounts the equivalent amount of such award in accordance with his election. Each Investment Account shall have such name, and be charged or credited pursuant to such method, as the Committee shall determine upon establishment of such Investment Account, provided such method is consistent with the requirements of Section 162(m) of the Code for performance-based compensation. The Committee may change such names or methods for any Investment Account, but no such change shall reduce any amount previously accrued in an Accountholder's account. The Committee shall cause each Investment Account to be valued as of each Valuation Date by such person or persons as it in its sole discretion shall determine and such valuation shall be conclusive for all purposes of the Plan. The value of any Investment Account for the purpose of making payment of a Deferred Award shall be the value of such Investment Account as of the Valuation Date last preceding such payment. Compensation paid in respect of any Investment Account shall result in corresponding reduction in the value of such accounts. The amounts credited in Investment Accounts shall represent general liabilities of the Company and shall not constitute a trust fund or otherwise create any property interest in any Accountholder or his Beneficiary.

Section 5.02. The provisions of Section 5.01 shall be subject to the provisions of paragraph (1) of Section 7.01.


                    6. PAYMENT OR DELIVERY OF DEFERRED AWARDS

Section 6.01. Upon termination of an Executive, the Committee shall cause cash in respect of any balances in the accounts maintained for such Executive in any Investment Account to be paid or delivered to him or his Beneficiary as selected by the Executive according to his election as follows:

         (i) in a single distribution, an amount in cash equal to the value of the accounts maintained for him in all Investment Accounts, all such cash being paid in the Year of his Termination or in January of the following Year; or,



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         (ii) over such number of Years, but not exceeding fifteen, in annual installments of an aggregate amount of cash equal in value at the time of each installment payment to the value of the accounts maintained for him in all Investment Accounts at the Valuation Date next preceding payment divided by the remaining number of such annual installments, the first of such installments to be paid or delivered in the Year of his Termination or in January of the following year and subsequent installments to be paid or delivered in January of each subsequent Year; or

         (iii) at a specified future date not to exceed 15 years from the date of such Termination in a single distribution, an amount of cash equal to the value of the accounts maintained for him in all Investment Accounts. Income in respect of Investment Accounts would be paid in cash quarterly to such Executive or his Beneficiary commencing with the first day of the month subsequent to such Executive's Termination.

The most recent election of payment method made by the Executive will apply to all Deferred Awards deferred until Termination provided that the election was made at least six (6) months prior to the effective date of Termination and in the tax year prior to the effective date of Termination. The Committee maintains the sole discretion with respect to how any balances in the accounts maintained for such Executive in any Investment Account are paid or delivered to him or to his Beneficiary for any termination occurring prior to the Executive's election becoming effective.

All payments or distributions attributable to each Deferred Award of an Executive after his Termination shall be made by the Company on its behalf or on behalf of the Subsidiary or Subsidiaries by which he was employed during the Year in which such Deferred Award was earned. The Subsidiary shall reimburse the Company in the amount of such paid Deferred Awards.

Section 6.02. Deferred Awards elected to be paid on a date or dates certain in any year or years prior to Termination shall be paid to the Executive in full in cash on such date or dates. In the case of Termination, any Deferred Awards elected to be paid on a date or dates certain shall be paid to the Executive upon Termination or as soon as administratively feasible thereafter.

Section 6.03. At any time before or after Termination of an Executive who shall have elected to receive one or more Deferred Awards, the Committee, if it finds in its sole discretion that continued deferral of such Awards would result in undue hardship to such Executive or his Beneficiary, may accelerate and pay in cash all or any part of such Deferred Award or Deferred Awards by converting the value of the accounts maintained for him in Investment Accounts into the cash equivalent thereof on the same basis as if a payment in cash were being made as provided in Section 6.01. On the death of an Executive after his Termination, the Committee, in its sole discretion, may accelerate one or more installments, and change the form of payment or distribution in accordance with Section 6.01, of any balance of his Deferred Awards and, in the event of relevant changes in the Federal income tax laws, regulations and rulings or on



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termination of the Plan, the Committee may, in its sole discretion, so accelerate or change the form of payment or distribution of any or all Deferred Awards.

Section 6.04. If a Change in Control shall be deemed to have occurred under the Union Pacific Key Employee Continuity Plan, then each Executive with an account maintained for him in an Investment Account shall be entitled to receive, at his option, payment in accordance with Section 6.05.

Section 6.05. Notwithstanding the other provisions of the Plan to the contrary, an Executive may request a withdrawal from his accounts maintained for him in any Investment Account by filing a request with the Committee or its designee in writing. Payment will be made to the Executive within thirty (30) days of the approval of such a request. Any withdrawal under this Section will be charged with a 10% early withdrawal penalty that will be withheld from the amount withdrawn and such amount withheld shall be irrevocably forfeited.

Section 6.06. The provisions of Sections 6.01, 6.02 and 6.03 shall be subject to the provisions of paragraph (1) of Section 7.01.


                              7. GENERAL PROVISIONS

Section 7.01.

(1) Anything in the Plan otherwise to the contrary notwithstanding, the Board may at any time under such circumstances as it in its sole discretion may determine, convert all the accounts of Accountholders in the Investment Accounts into cash credits, with future credits to the accounts of Accountholders being made solely in cash. Accounts shall be so converted on the basis of the value thereof as of the last preceding Valuation Date. Any such cash credits to the accounts of Accountholders shall, after such conversion, solely bear interest until paid to the Accountholder or his Beneficiary compounded annually at such annual rate of interest as may be fixed by the Board. The granting and payment of Deferred Awards in respect of such cash credits shall otherwise be in accordance with the other provisions of the Plan with such adjustments therein as the Committee may deem appropriate.

(2) Neither the Plan nor the payment of benefits hereunder nor any action by the Company, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company or of a Subsidiary and the Company and each Subsidiary expressly reserves the right to discharge, without liability, any Executive whenever in its sole discretion its interest may so require.

(3) No member of the Board or the Board of Directors of any Subsidiary or of the Committee or any person to whom the Committee has delegated its authority hereunder shall be liable for any action, or action hereunder, whether of commission or omission, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.



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(4) The Company or any Subsidiary shall not be required to segregate cash for any Investment Account.

(5) Notwithstanding the fact that an Investment Account may use Company Stock to determine amounts credited or debited thereto, no Executive shall have voting or other rights with respect to shares of such Company Stock.

(6) The Company or any Subsidiary shall not, by virtue of any provisions of this Plan or by any action by any person hereunder, be deemed to be a trustee or other fiduciary of any property for any Accountholder or any Beneficiary of an Accountholder and the liabilities of the Company or of any Subsidiary to any Accountholder or his Beneficiary pursuant to the Plan shall be those of a debtor only pursuant to such contractual obligations as are created by the Plan, and no such obligation of the Company or of any Subsidiary shall be deemed to be secured by any pledge or other encumbrance on any property of the Company or of any Subsidiary.

(7) Except to the extent of the rights of the Beneficiary of an Accountholder, no benefit payable under, or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void; and no such benefit or interest shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Accountholder, former Accountholder or his Beneficiary. If any Accountholder, former Accountholder or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under, or interest in, the Plan, then the Committee in its discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Accountholder, former Accountholder, or his Beneficiary, his spouse, children, blood relatives or other dependents, or any of them, in such manner and in such proportions as the Committee may consider proper.

(8) The Company shall on its behalf and on behalf of its Subsidiaries withhold from payment of distribution of the Awards the required amounts of income and other taxes.

(9)  No member of the Committee shall be eligible for an award under the Plan.

(10) All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of New York.


               8. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

Section 8.01. The Board may from time to time amend, suspend or terminate the Plan in whole or in part, and, if suspended or terminated, may reinstate any of or all of its provisions, except that without the consent of the Executive, or, if he is not living, his Beneficiary, no amendment, suspension or termination of the Plan shall be made which materially adversely affects his rights with respect to awards previously made to him and except that the limitations set forth in Section 3.01 with respect to the amount of awards which may be granted under the Plan may be increased only with the approval of a majority of the stockholders of the Company present, in



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person or by proxy, at a meeting of such stockholders at which a quorum is present. In the absence of action by the stockholders of the Company, no awards shall be made under the Plan with respect to years after the calendar year 2005 and the Plan shall automatically terminate after all Deferred Awards made prior thereto shall have been paid or distributed. Notwithstanding the foregoing, no amendment which is material for purposes of the shareholder approval requirement of Section 162(m) of the Code shall be effective in the absence of action by the stockholders of the Company.



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